UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2018

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

16640 Stagg St.

Van Nuys, California 91406

(Address of principal executive offices)

(818) 734-5300

(Registrant’s telephone number, including area code)

(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Amendment Number One to Business Financing Agreement

On June 5, 2018, the Board of Directors of Capstone Turbine Corporation (the “Company”) approved the Company to enter into Amendment Number One to Business Financing Agreement (the “Letter Agreement”) with Western Alliance Bank through its Bridge Bank division (“Bridge Bank”), dated June 1, 2018. The Letter Agreement extended the maturity date under the Company’s two secured credit facilities with Bridge Bank from June 2, 2019 to June 2, 2021. The Letter Agreement increased the line of credit to an amount up to $15.0 million from $12.0 million. Additionally, the Letter Agreement reduced the per annum interest from prime rate plus 1.50 percent to 1.0 percent; the facility fee from 0.625% to 0.5%; and the cash collateral held at Bridge Bank from 42% to 40%, which is $6.0 million of the $15.0 million facility, as well as no fee for early termination.

The description of the Letter Agreement contained herein is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018.

Amendment to the Accounts Receivable Assignment Agreement and Promissory Note

On June 5, the Company entered into an amendment to its Accounts Receivable Assignment Agreement (“Amended Assignment Agreement”) and Promissory Note (“Amended Note”) between the Company and Turbine International, LLC (“TI”). Pursuant to the terms of the Amended Assignment Agreement, the right, title and interest to receivables owed to the Company from BPC Engineering, the Company’s former Russian distributor, will be assigned to TI contingent upon TI’s payment to the Company of the remaining approximately $1.5 million in five payments by September 20, 2019, and pursuant to the terms of the Amended Note, TI will pay the Company $3.8 million over a three-year period in 13 equal quarterly installments starting on December 21, 2019.

The description of the Amended Assignment Agreement and Amended Note contained herein is qualified in its entirety by reference to the Amended Assignment Agreement and Amended Note, which is filed as Exhibit 10.43 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2018, the Board of Directors of the Company approved the Company to enter into Change in Control Agreements with each of Darren R. Jamison, Jayme L. Brooks, James D. Crouse, Jeff Foster and Kirk Petty (“covered Executives” or individually referred to as “Executive”) that provides certain benefits following a termination of the covered Executive’s employment either by the Company without Cause (other than due to the covered Executive’s death, the covered Executive being disabled, or the covered Executive becoming an employee of any direct or indirect successor to the business or assets of the Company, rather than continuing as an employee of the Company) or by the covered Executive for Good Reason (a “Qualifying Termination”) in connection with a “Change in Control” (collectively, the “Change in Control Agreements”). Cause and Good Reason are as defined in the Change in Control Agreements.

For the purposes of each Change in Control Agreement, a “Change in Control” occurs when (a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”) (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries) together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (in such case other than as a result of an acquisition of securities directly from the Company); (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the date of the Change in Control Agreement, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were members of the Board on the Effective Date (as defined in the Change in Control Agreement) or whose appointment, election or nomination for election was previously so approved (the “Incumbent Directors”); or (c) the consummation of (i) any consolidation or merger of the Company (A) where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) or (B) after which the Incumbent Directors continuing immediately thereafter do not represent at least a majority of the board of directors of the resulting or successor entity (or its ultimate parent, if applicable), or (ii) any sale or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company.

In the event that any of a Qualifying Termination of the covered Executive within 6 months prior to or within 24 months from a Change in Control, subject to certain conditions, then the Executive will (a) receive a severance payment equal to 1.0 times (or 2.0 times, in the case of the Chief Executive Officer) the applicable Executive’s (i) annual base salary for the calendar year in which the Qualifying Termination occurs (or such Executive’s annual base salary in effect immediately prior to the Change in Control, if higher); plus (ii) target annual incentive compensation for the calendar year in which the Qualifying Termination occurs but pro-rated for the portion of such calendar year that falls prior to the Qualifying Termination; (b) health benefits for 12 months (or 18 months, in the case of the Chief Executive Officer); and (c) acceleration of any unvested equity awards outstanding on the date of the Qualifying Termination.

A covered Executive’s receipt of the benefits and equity award acceleration described above is conditioned upon the covered Executive’s execution and non-revocation of a separation agreement providing for, among other provisions, a general release of claims.

The description of the Change in Control Agreements contained herein is qualified in its entirety by reference to the Change in Control Agreements, a form of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
10.1	Form of Change in Control Agreement

Exhibit Index

Exhibit Number	Exhibit Title
10.1	Form of Change in Control Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: June 11, 2018	By:	/s/ Jayme L. Brooks
Jayme L. Brooks
Chief Financial Officer, Chief Accounting Officer and Secretary